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EXHIBIT 21.01

List of Subsidiaries

Whitney Education Group, Inc.
Edutrades, Inc.
Whitney Consulting Services, Inc.
American Home Buyers Alliance, Inc.
Coral Aviation (Owned by AHBA)
Wealth Intelligence Academy
Whitney Leadership Group
MRS Equity Corp
Whitney International Limited
Whitney International (Singapore) PTE, Ltd
Whitney (Australia) PTY Limited
Whitney Education Espana, S.L.
Whitney Development, Limited
Whitney Canada, Inc.
Whitney U.K. Limited

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  EXHIBIT 21.01
List of Subsidiaries